Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 33-20815, 33-881100, 33-81124, 333-88744 and 333-43631
of our report dated November 7, 2006, except for Note 11, subsequent event, the date for which is November 16, 2006, with respect to the consolidated financial statements of Mederi, Inc. and subsidiaries, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on this date with the U.S. Securities and Exchange Commission.


/S/ HIXSON, MARIN, DESANCTIS & COMPANY, P.A.

North Miami Beach, Florida
February 15, 2007